Exhibit 10.1

Execution Version

SECOND REFINANCING AMENDMENT

SECOND REFINANCING AMENDMENT, dated as of May 19, 2017 (this “Amendment”), by and among the Lenders party hereto, MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC. (f/k/a M/A-COM Technology Solutions Holdings, Inc.), a Delaware corporation (the “Borrower”), and GOLDMAN SACHS BANK USA (“GS”), as administrative agent (in such capacity, the “Administrative Agent”) under the Credit Agreement referred to below.

RECITALS:

WHEREAS, reference is hereby made to that certain Credit Agreement, dated as of May 8, 2014 (as amended by (i) that certain Incremental Amendment, dated as of February 13, 2015, (ii) that certain Incremental Term Loan Amendment, dated as of August 31, 2016, (iii) that certain Second Incremental Amendment, dated as of March 10, 2017, (iv) that certain Amendment No. 4 to Credit Agreement, dated as of March 10, 2017 and (v) that certain Refinancing Amendment, dated as of March 10, 2017, the “Credit Agreement,” and, as amended by this Amendment, the “Amended Credit Agreement”), among the Borrower, each Lender from time to time party thereto and GS as the Administrative Agent, the Collateral Agent, the Swing Line Lender and an L/C Issuer (capitalized terms used but not defined herein having the meanings provided in the Credit Agreement);

WHEREAS, pursuant to Section 2.15 of the Credit Agreement and subject to the terms and conditions contained herein, the Borrower has requested that the outstanding Initial Term Loans (as such definition is amended hereby) be refinanced with a new term facility (the “Second Refinancing Term Facility”) by obtaining Second Refinancing Term Commitments (as defined in Section 4(b) of this Amendment) and having existing Initial Term Loans be continued as provided herein;

WHEREAS, the loans under the Second Refinancing Term Facility (the “Second Refinancing Term Loans”) will replace and refinance the currently outstanding Initial Term Loans;

WHEREAS, except as otherwise provided herein, the Second Refinancing Term Loans will have the same terms as the Initial Term Loans currently outstanding under the Credit Agreement;

WHEREAS, each existing Term Lender that executes and delivers a lender addendum in the form attached hereto as Exhibit A (a “Lender Addendum (Cashless Roll)”) agrees to continue all of its outstanding Initial Term Loans as Second Refinancing Term Loans (such continued Initial Term Loans, collectively, the “Continued Term Loans”, and such Lenders, collectively, the “Continuing Term Lenders”) and in connection therewith will thereby (i) agree to the terms of this Amendment and (ii) agree to continue all of its existing Initial Term Loans (such existing Initial Term Loans, collectively, the “Existing Term Loans”, and the Lenders of such Existing Term Loans, collectively, the “Existing Term Lenders”) outstanding on the Second Refinancing Amendment Effective Date (as defined below) as Second Refinancing Term Loans in a principal amount equal to the aggregate principal amount of such Existing Term Loans so continued (or such lesser amount as notified to such Lender by Morgan Stanley Senior Funding, Inc. in its capacity as lead arranger for the Second Refinancing Term Facility (the “Lead Arranger”) prior to the Second Refinancing Amendment Effective Date);

WHEREAS, each Person (other than a Continuing Term Lender in its capacity as such) that executes and delivers this Amendment as an Additional Term Lender (as defined below) or a lender addendum in the form attached hereto as Exhibit B (a “Lender Addendum (Additional Term Lender)” and, collectively with each Lender Addendum (Cashless Roll), the “Lender Addenda” and, each, a “Lender Addendum”)) agrees to make Second Refinancing Term Loans (collectively, the “Additional Term Lenders”) and in connection therewith will thereby (i) agree to the terms of this Amendment and

(ii) commit to make Second Refinancing Term Loans to the Borrower on the Second Refinancing Amendment Effective Date (the “Additional Term Loans”) in such amount (not in excess of any such commitment) as is determined by the Lead Arranger and notified to such Additional Term Lender;

WHEREAS, the proceeds of the Additional Term Loans will be used by the Borrower to repay in full the outstanding principal amount of the Existing Term Loans that are not continued as Second Refinancing Term Loans by Continuing Term Lenders;

WHEREAS, the Continuing Term Lenders and the Additional Term Lenders (collectively, the “Second Refinancing Term Lenders”) are severally willing to continue their Existing Term Loans as Second Refinancing Term Loans and/or to make Second Refinancing Term Loans, as the case may be, subject to the terms and conditions set forth in this Amendment;

WHEREAS, Section 2.15(f) of the Credit Agreement provides that Commitments in respect of the Second Refinancing Term Loans shall become Commitments under the Credit Agreement pursuant to an amendment to the Credit Agreement executed by the Borrower, each Second Refinancing Term Lender and the Administrative Agent, and that such amendment may effect such amendments to the Credit Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of Section 2.15 of the Credit Agreement;

WHEREAS, the Borrower, the Second Refinancing Term Lenders and the Administrative Agent are willing to agree to this Amendment on the terms set forth herein; and

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.    Amendments to Article I of the Credit Agreement. Article I of the Credit Agreement is hereby amended as follows:

(a)    Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

““Second Refinancing Amendment” means the Second Refinancing Amendment, dated as of the Second Refinancing Amendment Effective Date.

“Second Refinancing Amendment Effective Date” means May 19, 2017.

“Second Refinancing Term Loans” has the meaning assigned to such term in Second Refinancing Amendment.”

(b)    Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of “Consolidated First Lien Debt” and “Total First Lien Leverage Ratio” set forth therein.

(c)    Clause (a) of the definition of “Applicable Rate” is hereby amended and restated in its entirety as follows:

“with respect to Initial Term Loans, (i) 1.25% in the case of Base Rate Loans and (ii) 2.25% in the case of Eurocurrency Rate Loans;”

(d)    The proviso to clause (iii) of the first proviso to the definition of “Incremental Equivalent Debt” is amended by deleting the text “made on the Refinancing Amendment Effective Date” and substituting in lieu thereof the text “made on the Second Refinancing Amendment Effective Date”.

(e)    The definition of “Initial Term Commitment” is hereby amended and restated in its entirety as follows:

““Initial Term Commitment” means, as to each Term Lender, its obligation: (i) prior to the Refinancing Amendment Effective Date, to make an Initial Term Loan to the Borrower pursuant to Section 2.01(a) on the Closing Date in an aggregate amount not to exceed the amount set forth opposite such Term Lender’s name in Schedule 2.01 (as in effect on the Closing Date) under the caption “Initial Term Commitment,” as such amount may be adjusted from time to time in accordance with this Agreement, (ii) on the Refinancing Amendment Effective Date, (a) to continue its Initial Term Loan made on the Closing Date as a Refinancing Term Loan or (b) to make a Refinancing Term Loan in the amount provided for in the Refinancing Amendment, in each case, in an aggregate amount not to exceed the amount set forth opposite such Term Lender’s name in Schedule 2.01 (as in effect on the Refinancing Amendment Effective Date) under the caption “Initial Term Commitment,” as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14) or (iii) on the Second Refinancing Amendment Effective Date, (a) to continue its Initial Term Loan made on or continued on the Refinancing Amendment Effective Date as a Second Refinancing Term Loan or (b) to make a Second Refinancing Term Loan in the amount provided for in the Second Refinancing Amendment, in each case, in an aggregate amount not to exceed the amount set forth opposite such Term Lender’s name in Schedule 2.01 (as in effect on the Second Refinancing Amendment Effective Date) under the caption “Initial Term Commitment,” as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate amount of the Initial Term Commitments on, and after giving effect to, the Second Refinancing Amendment Effective Date is $588,461,733.35.”

(f)    The definition of “Initial Term Loans” is hereby amended and restated in its entirety as follows:

““Initial Term Loans” means (i) prior to the Refinancing Amendment Effective Date, the Term Loans made by the Lenders on the Closing Date to the Borrower pursuant to Section 2.01(a), (ii) from the Refinancing Amendment Effective Date until the Second Refinancing Amendment Effective Date, the Refinancing Term Loans or (iii) on and after the Second Refinancing Amendment Effective Date, the Second Refinancing Term Loans.”

(g)    The last sentence in the definition of “Lender” is hereby amended and restated in its entirety as follows:

“As of the Second Refinancing Amendment Effective Date, Schedule 2.01 sets forth the name of each Lender.”

(h)    The definition of “Maturity Date” is hereby amended and restated in its entirety as follows:

““Maturity Date” means (i) with respect to the Revolving Credit Commitments and Swing Line Loans that have not been extended pursuant to Section 2.18, the date that is five (5) years after the Closing Date (the “Original Revolving Credit Maturity Date”), (ii) with respect to the Initial Term Loans that have not been extended pursuant to Section 2.17, the date that is seven (7) years after the Second Refinancing Amendment Effective Date (the “Original Term Loan Maturity Date”), (iii) with respect to any Extended Term Loans of a given Term Loan Extension Series, the final maturity date as specified in the applicable Extension Amendment accepted by the respective Lender or Lenders, (iv) with respect to any Extended Revolving Credit Commitments of a given Revolving Credit Loan Extension Series, the final maturity date as specified in the applicable Extension Amendment accepted by the respective Lender or Lenders, (v) with respect to any Refinancing Term Loans, Refinancing Revolving Credit Commitments or Refinancing Revolving Credit Loans, the final maturity date as specified in the applicable Refinancing Amendment, (vi) with respect to any New Term Loan, New Revolving Credit Commitments or New Revolving Credit Loans, the final maturity date as specified in the applicable Incremental Amendment and (vii) with respect to Replacement Term Loans, the final maturity date as specified in the applicable amendment to this Agreement in respect of such Replacement Term Loans; provided, in each case, that if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately preceding such day.”

(i)    The definition of “Responsible Officer” is hereby amended by replacing the phrase “any document delivered by a Loan Party on the Closing Date or the Refinancing Amendment Effective Date” where used therein with the phrase “any document delivered by a Loan Party on the Closing Date, the Refinancing Amendment Effective Date or the Second Refinancing Amendment Effective Date”.

(j)    Section 1.08(b) of the Credit Agreement is hereby amended by deleting the text “the Total First Lien Leverage Ratio,” after the text “the Total Net Leverage Ratio,” in the last sentence thereof.

(k)    Section 1.08(d) of the Credit Agreement is hereby amended by deleting the text “the Total First Lien Leverage Ratio,” after the text “the Total Net Leverage Ratio,” in each instance where such text occurs in the first sentence thereof.

(l)    Section 1.09(b) of the Credit Agreement is hereby amended by deleting the text “the Total First Lien Leverage Ratio,” after the text “the Total Net Leverage Ratio,”.

SECTION 2.    Amendments to Articles II, III and X of the Credit Agreement.

(a)    Section 2.01(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Subject to the terms and conditions set forth herein, each Term Lender with an Initial Term Commitment severally agrees to make to the Borrower a single loan denominated in Dollars equal to such Lender’s Initial Term Commitment on the Closing Date. Following the making of the Refinancing Term Loans or the continuation of Initial Term Loans as Refinancing Term Loans, as applicable, on the Refinancing Amendment Effective Date, the Refinancing Term Loans shall constitute Initial Term Loans and Term Loans, as applicable, in all respects. Following the making of the Second Refinancing Term Loans or the continuation of Initial Term Loans as Second Refinancing Term

Loans, as applicable, on the Second Refinancing Amendment Effective Date, the Second Refinancing Term Loans shall constitute Initial Term Loans and Term Loans, as applicable, in all respects.”

(b)    Section 2.06(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Mandatory. The Initial Term Commitment of each Term Lender was automatically and permanently reduced to $0 upon the making of such Term Lender’s Initial Term Loans made by it on the Closing Date, pursuant to Section 2.01. The Initial Term Commitment of each Term Lender was automatically and permanently reduced to $0 upon the making of Refinancing Term Loans or the continuation of Initial Term Loans as Refinancing Term Loans, as applicable, on the Refinancing Amendment Effective Date. The Initial Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the making of Second Refinancing Term Loans or the continuation of Initial Term Loans as Second Refinancing Term Loans, as applicable, on the Second Refinancing Amendment Effective Date. The Revolving Credit Commitments shall terminate on the applicable Maturity Date for each such Facility.”

(c)    Clause (i) of Section 2.07(a), prior to the proviso thereto, of the Credit Agreement is hereby amended and restated in its entirety as follows:

“on the last Business Day of each March, June, September and December, commencing with the first full fiscal quarter after the Second Refinancing Amendment Effective Date, an aggregate Dollar Amount equal to 0.25% of the aggregate principal Dollar Amount of all Initial Term Loans outstanding on the Second Refinancing Amendment Effective Date after giving effect to the Second Refinancing Amendment (as such repayment shall be reduced as a result of the application of prepayments in accordance with the order of priority determined under Section 2.05)”.

(d)    Section 2.14(b)(i)(x) of the Credit Agreement is hereby amended by deleting the text “made on the Refinancing Amendment Effective Date” and substituting in lieu thereof the text “made on the Second Refinancing Amendment Effective Date”.

(e)    Section 2.14(b)(v) of the Credit Agreement is hereby amended by deleting the text “made on the Refinancing Amendment Effective Date” and substituting in lieu thereof the text “made on the Second Refinancing Amendment Effective Date”.

(f)    Section 2.15(e)(i) of the Credit Agreement is hereby amended by deleting the text “made on the Refinancing Amendment Effective Date” and substituting in lieu thereof the text “made on the Second Refinancing Amendment Effective Date”.

(g)    Section 2.23 of the Credit Agreement is hereby amended by deleting the text “the six month anniversary of the Refinancing Amendment Effective Date” and substituting in lieu thereof the text “the six month anniversary of the Second Refinancing Amendment Effective Date”.

(h)    The penultimate paragraph of Section 3.07 of the Credit Agreement is hereby amended by deleting the text “the six month anniversary of the Refinancing Amendment Effective Date” and substituting in lieu thereof the text “the six month anniversary of the Second Refinancing Amendment Effective Date”.

(i)    Section 10.01(c) of the Credit Agreement is hereby amended by deleting the text “, the Total First Lien Leverage Ratio” after the text “the Total Net Leverage Ratio”.

SECTION 3.    Amendments to the Schedules and Exhibits to the Credit Agreement.

(a)    Schedule 2.01 to the Credit Agreement is hereby amended by deleting the second table contained therein and substituting in lieu thereof the table set forth on Exhibit C attached hereto.

(b)    Exhibit C to the Credit Agreement is hereby replaced with the revised Exhibit C to the Credit Agreement attached hereto as Exhibit D.

SECTION 4.    Second Refinancing Term Loans.

(a)    Subject to the terms and conditions set forth herein (i) each Continuing Term Lender agrees to continue all (or such lesser amount as notified to such Lender by the Lead Arranger prior to the Second Refinancing Amendment Effective Date) of its Existing Term Loans as a Second Refinancing Term Loan on the Second Refinancing Amendment Effective Date in a principal amount equal to such Continuing Term Lender’s Second Refinancing Term Commitment (as defined below); and (ii) each Additional Term Lender agrees to make a Second Refinancing Term Loan on such date to the Borrower in a principal amount equal to such Additional Term Lender’s Second Refinancing Term Commitment. For purposes hereof, a Person shall become a party to the Amended Credit Agreement and a Second Refinancing Term Lender as of the Second Refinancing Amendment Effective Date by executing and delivering to the Administrative Agent, on or prior to the Second Refinancing Amendment Effective Date, a Lender Addendum (Additional Term Lender) in its capacity as a Second Refinancing Term Lender. For the avoidance of doubt, the Existing Term Loans of a Continuing Term Lender must be continued in whole and may not be continued in part unless approved by the Lead Arranger.

(b)     Each Additional Term Lender will make its Second Refinancing Term Loan on the Second Refinancing Amendment Effective Date by making available to the Administrative Agent, in the manner contemplated by Section 2.02 of the Credit Agreement, an amount equal to its Second Refinancing Term Commitment. The “Second Refinancing Term Commitment” (i) of any Continuing Term Lender will be the amount of its Existing Term Loans as set forth in the Register as of the Second Refinancing Amendment Effective Date (or such lesser amount as notified to such Lender by the Lead Arranger prior to the Second Refinancing Amendment Effective Date), which shall be continued as an equal amount of Second Refinancing Term Loans, and (ii) of any Additional Term Lender will be such amount (not exceeding any commitment offered by such Additional Term Lender) allocated to it by the Lead Arranger and notified to it on or prior to the Second Refinancing Amendment Effective Date. The commitments of the Additional Term Lenders and the continuation undertakings of the Continuing Term Lenders are several, and no such Lender will be responsible for any other such Lender’s failure to make or acquire by continuation its Second Refinancing Term Loan. The Lenders having Existing Term Loans that are prepaid in connection with the making of the Second Refinancing Term Loans shall be entitled to the benefits of Section 3.05 of the Credit Agreement with respect thereto. The Continuing Term Lenders hereby waive the benefits of Section 3.05 of the Credit Agreement with respect thereto.

(c)    The terms of the Second Refinancing Term Loans shall be identical to the terms of the Existing Term Loans for all purposes under the Amended Credit Agreement and the other Loan Documents (other than with respect to upfront fees, original issue discount and arrangement, structuring or similar fees payable in connection therewith or as otherwise set forth herein) and the Second Refinancing Term Loans shall be subject to the provisions of the Credit Agreement and the other Loan Documents on the same basis as the Existing Term Loans. The maturity date of the Second Refinancing Term Loans shall be the date that is seven (7) years after the Second Refinancing Amendment Effective

Date. From and after the Second Refinancing Amendment Effective Date, each reference to an “Initial Term Loan” or “Initial Term Loans” in the Amended Credit Agreement shall be deemed a reference to the Second Refinancing Term Loans, each reference to a “Term Lender” in the Amended Credit Agreement shall be deemed a reference to a Second Refinancing Term Lender, and related terms will have correlative meanings mutatis mutandis (in each case, unless the context otherwise requires).

(d)    Notwithstanding the foregoing (but except as set forth in Section 4(b) above), the provisions of the Credit Agreement with respect to indemnification, reimbursement of costs and expenses, increased costs and break funding payments shall continue in full force and effect with respect to, and for the benefit of, each Existing Term Lender in respect of such Lender’s Existing Term Loans to the same extent expressly set forth therein.

(e)    The continuation of Continued Term Loans may be implemented pursuant to other procedures specified by the Administrative Agent or the Lead Arranger, including by repayment of Continued Term Loans of a Continuing Term Lender followed by a subsequent assignment to it of Second Refinancing Term Loans in the same amount.

(f)    For the avoidance of doubt, the Lenders hereby acknowledge and agree that, at the sole option of the Administrative Agent, any Lender with Existing Term Loans that are prepaid as contemplated hereby shall, automatically upon receipt of the amount necessary to purchase such Lender’s Existing Term Loans so replaced, at par, and pay all accrued interest thereon, be deemed to have assigned such Loans pursuant to a form of Assignment and Assumption and, accordingly, no other action by the Lenders, the Administrative Agent, the Lead Arranger or the Loan Parties shall be required in connection therewith. The Lenders hereby agree to waive the notice requirements of Sections 2.05(a)(i) of the Credit Agreement in connection with the prepayment or replacement of Existing Term Loans contemplated hereby.

SECTION 5.    Conditions to Effectiveness. This Amendment and the obligations of each Second Refinancing Term Lender hereunder shall become effective on the date hereof (such date, the “Second Refinancing Amendment Effective Date”) upon satisfaction (or, with respect to Sections 5(a)(ii), (iv) and (v) only, waiver by the Administrative Agent) of each of the following conditions:

(a)    The Administrative Agent shall have received the following, each of which shall be originals, facsimiles or copies in .pdf form by electronic mail (followed promptly by originals):

(i)    the Borrower’s counterpart signature page to this Amendment;

(ii)    each Guarantor’s counterpart signature page to the acknowledgment attached to this Amendment;

(iii)    executed Lender Addenda by the Continuing Lenders and the Additional Term Lenders;

(iv)    a customary opinion from Ropes & Gray LLP, counsel to the Loan Parties;

(v)    such certificates of good standing or status (to the extent that such concepts exist) from the applicable secretary of state (or equivalent authority) of the jurisdiction of organization of each Loan Party, a certificate of customary resolutions or other customary action of each Loan Party, a customary certificate of a Responsible Officer of each Loan Party and an incumbency certificate of each Loan Party evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party on the Second Refinancing Amendment Effective Date;

(vi)    copies of recent Uniform Commercial Code, tax and intellectual property Lien searches and copies of judgment searches, in each case, in each jurisdiction reasonably requested by the Administrative Agent in respect of the Loan Parties; and

(vii)    a certificate, from the chief financial officer of the Borrower, attesting to the Solvency of the Borrower and its Restricted Subsidiaries, on a consolidated basis, on the Second Refinancing Amendment Effective Date after giving effect to the incurrence of the Second Refinancing Term Loans.

(b)    Immediately before and immediately after giving effect to this Amendment, no Event of Default shall exist.

(c)    Immediately before and immediately after giving effect to this Amendment, the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or in any other Loan Document shall be true and correct in all material respects; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects.

(d)    The Borrower shall pay a closing fee to each Second Refinancing Term Lender on the Second Refinancing Amendment Effective Date as fee compensation for such Second Refinancing Term Lender’s Second Refinancing Term Commitment in an amount equal to 0.50% of the aggregate principal amount of the Second Refinancing Term Loans made or continued by such Second Refinancing Term Lender on the Second Refinancing Amendment Effective Date, payable in full on, and subject to the occurrence of, the Second Refinancing Amendment Effective Date.

(e)    The Borrower shall pay to the Administrative Agent, for the account of the Existing Term Lenders, a premium equal to 1.00% of the outstanding principal amount of the Existing Term Loans repaid or continued on the Second Refinancing Amendment Effective Date (the “Soft-Call Premium”). The Soft-Call Premium shall be payable in full on, and subject to the occurrence of, the Second Refinancing Amendment Effective Date and the payment thereof shall satisfy the Borrower’s obligations under Section 2.23 of the Credit Agreement with respect to the refinancing of the Existing Term Loans.

(f)    The Administrative Agent shall have received payment of all expenses required to be paid or reimbursed by any Loan Party under or in connection with this Amendment, including those expenses set forth in Section 12 hereof, in each case, to the extent invoiced in reasonable detail prior to the date hereof.

(g)    The Administrative Agent and the Second Refinancing Term Lenders shall have received at least five (5) days prior to the Second Refinancing Amendment Effective Date all documentation and other information about the Borrower and each Guarantor reasonably requested in writing by them at least ten (10) days prior to the Second Refinancing Amendment Effective Date in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(h)    The Administrative Agent shall have received a certificate, dated the Second Refinancing Amendment Effective Date and signed by a Responsible Officer of the Borrower, confirming satisfaction of the conditions set forth in Sections 5(b) and 5(c) of this Amendment.

Other than the conditions set forth in this Section 5 and in Section 2.15(d) of the Credit Agreement, there are no other conditions (express or implied) to the Second Refinancing Amendment Effective Date. For purposes of determining compliance with the conditions specified in this Section 5 and in Section 2.15(d) of the Credit Agreement, each Second Refinancing Term Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder or thereunder to be consented to or approved by or acceptable or satisfactory to a Second Refinancing Term Lender under this Amendment unless the Administrative Agent shall have received notice from such Second Refinancing Term Lender prior to the Second Refinancing Amendment Effective Date specifying its objection thereto.

Notwithstanding any other provisions of this Amendment to the contrary, the Administrative Agent may appoint a fronting lender to act as the sole Additional Term Lender for purposes of facilitating funding on the Second Refinancing Amendment Effective Date. Accordingly, any Lender Addendum (Additional Term Lender) submitted by or on behalf of an Additional Term Lender other than such fronting lender will be deemed ineffective unless accepted by the Administrative Agent in its sole discretion.

SECTION 6.    Representations and Warranties. Each of the Loan Parties represents and warrants to the Administrative Agent and the Second Refinancing Term Lenders that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 7.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8.    Governing Law and Waiver of Right to Trial by Jury. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The jurisdiction and waiver of right to trial by jury provisions in Sections 10.15 and 10.16 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

SECTION 9.    Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 10.    Reaffirmations. (a) The Borrower hereby expressly acknowledges the terms of this Amendment and acknowledges that the Second Refinancing Term Loans constitute Obligations under the Amended Credit Agreement, and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, and (ii) its grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents to which it is a party.

(b)    Each Guarantor, by signing the acknowledgment attached to this Amendment, in its capacity as a Guarantor under the Guaranty to which it is a party, acknowledges and agrees that the Second Refinancing Term Loans constitute Obligations under the Amended Credit Agreement and that the guarantee contained in the Guaranty is, and shall remain, in full force and effect immediately after giving effect to this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, and (ii) its grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents to which it is a party.

SECTION 11.    Effect of Amendment; References to the Credit Agreement; Miscellaneous. Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect as amended by this Amendment (as applicable). All references to the Credit Agreement in any document, instrument, agreement, or writing shall from and after the Second Refinancing Amendment Effective Date be deemed to refer to the Amended Credit Agreement, and, as used in the Amended Credit Agreement, the terms “Agreement,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the Second Refinancing Amendment Effective Date, the Amended Credit Agreement.

SECTION 12.    Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment to the extent required under Section 10.04 of the Amended Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

By:	/s/ Robert McMullan
	Name:	Robert McMullan
	Title:	Senior Vice President and Chief
Financial Officer

[Second Refinancing Amendment]

GOLDMAN SACHS BANK USA, as Administrative Agent

By:	/s/ Gabriel Jacobson
Name:	Gabriel Jacobson
Title:	Authorized Signatory

[Second Refinancing Amendment]

MORGAN STANLEY SENIOR FUNDING, INC.,
as Lead Arranger and an Additional Term Lender

By:	/s/ Andrew Earls
Name:	Andrew Earls
Title:	Authorized Signatory

[Second Refinancing Amendment]

LENDER SIGNATURE PAGES ON FILE WITH SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

[Second Refinancing Amendment]

Acknowledged and agreed with respect to Section 10(b) of the Amendment to which this acknowledgment is attached by:

MACOM TECHNOLOGY SOLUTIONS INC.

By:	/s/ Robert McMullan
	Name:	Robert McMullan
	Title:	Chief Financial Officer and
Senior Vice President

MINDSPEED TECHNOLOGIES, LLC

By:	/s/ Robert McMullan
	Name:	Robert McMullan
	Title:	Chief Financial Officer

NITRONEX, LLC

By:	/s/ Robert McMullan
	Name:	Robert McMullan
	Title:	Chief Financial Officer

[Second Refinancing Amendment]

BINOPTICS, LLC

By:	/s/ Robert McMullan
	Name:	Robert McMullan
	Title:	Chief Financial Officer

MACOM METELICS, LLC

By:	/s/ Robert McMullan
	Name:	Robert McMullan
	Title:	Chief Financial Officer

MACOM CONNECTIVITY SOLUTIONS, LLC

By:	/s/ Robert McMullan
	Name:	Robert McMullan
	Title:	Chief Financial Officer and Treasurer

AMCC SALES CORPORATION

By:	/s/ Robert McMullan
	Name:	Robert McMullan
	Title:	Chief Financial Officer and Treasurer

AMCC ENTERPRISE CORPORATION

By:	/s/ Robert McMullan
	Name:	Robert McMullan
	Title:	Chief Financial Officer

[Second Refinancing Amendment]

AMCC CHINA, INC.

By:	/s/ Robert McMullan
	Name:	Robert McMullan
	Title:	Chief Financial Officer and Treasurer

VELOCE TECHNOLOGIES, LLC

By: MACOM Connectivity Solutions, LLC, its sole member

By:	/s/ Robert McMullan
	Name:	Robert McMullan
	Title:	Chief Financial Officer and Treasurer

[Second Refinancing Amendment]

Exhibit A

LENDER ADDENDUM (CASHLESS ROLL) TO THE

SECOND REFINANCING AMENDMENT OF THE

CREDIT AGREEMENT

DATED AS OF MAY 8, 2014

This Lender Addendum (Cashless Roll) (this “Lender Addendum”) is referred to in, and is a signature page to, the Second Refinancing Amendment (the “Amendment”), by and among the Continuing Term Lenders (as defined therein), the Additional Term Lenders (as defined therein), MACOM Technology Solutions Holdings, Inc. (f/k/a M/A-COM Technology Solutions Holdings, Inc.), a Delaware corporation (the “Borrower”), and Goldman Sachs Bank USA (“GS”), as administrative agent (in such capacity, the “Administrative Agent”) under the Credit Agreement (as defined below), to that certain Credit Agreement, dated as of May 8, 2014 (as amended by (i) that certain Incremental Amendment, dated as of February 12, 2015, (ii) that certain Incremental Term Loan Amendment, dated as of August 31, 2016, (iii) that certain Second Incremental Amendment, dated as of March 10, 2017, (iv) that certain Amendment No. 4 to Credit Agreement, dated as of March 10, 2017 and (v) that certain Refinancing Amendment, dated as of March 10, 2017, the “Credit Agreement”, and, as amended by the Amendment, the “Amended Credit Agreement”), among the Borrower, each Lender from time to time party thereto and GS as the Administrative Agent, the Collateral Agent, the Swing Line Lender and an L/C Issuer.

By executing this Lender Addendum as a Continuing Term Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Amended Credit Agreement and (B) on the terms and subject to the conditions set forth in the Amendment and the Amended Credit Agreement, to continue its Existing Term Loans as Second Refinancing Term Loans pursuant to a cashless roll on the Second Refinancing Amendment Effective Date in the amount of its Second Refinancing Term Commitment.

Name of Institution:

Executing as a Continuing Term Lender:

By:
Name:
Title:

For any institution requiring a second signature line:

By:
Name:
Title:

[Second Refinancing Amendment – Lender Addendum (Cashless Roll)]

Exhibit B

LENDER ADDENDUM (ADDITIONAL TERM LENDER) TO THE

SECOND REFINANCING AMENDMENT OF THE

CREDIT AGREEMENT

DATED AS OF MAY 8, 2014

This Lender Addendum (Additional Term Lender) (this “Lender Addendum”) is referred to in, and is a signature page to, the Second Refinancing Amendment (the “Amendment”), by and among the Continuing Term Lenders (as defined therein), the Additional Term Lenders (as defined therein), MACOM Technology Solutions Holdings, Inc. (f/k/a M/A-COM Technology Solutions Holdings, Inc.), a Delaware corporation (the “Borrower”), and Goldman Sachs Bank USA (“GS”), as administrative agent (in such capacity, the “Administrative Agent”) under the Credit Agreement (as defined below), to that certain Credit Agreement, dated as of May 8, 2014 (as amended by (i) that certain Incremental Amendment, dated as of February 12, 2015 (ii) that certain Incremental Term Loan Amendment, dated as of August 31, 2016, (iii) that certain Second Incremental Amendment, dated as of March 10, 2017, (iv) that certain Amendment No. 4 to Credit Agreement, dated as of March 10, 2017 and (v) that certain Refinancing Amendment, dated as of March 10, 2017, the “Credit Agreement”, and, as amended by the Amendment, the “Amended Credit Agreement”), among the Borrower, each Lender from time to time party thereto and GS as the Administrative Agent, the Collateral Agent, the Swing Line Lender and an L/C Issuer.

By executing this Lender Addendum as an Additional Term Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Amended Credit Agreement, (B) on the terms and subject to the conditions set forth in the Amendment and the Amended Credit Agreement (i) to have 100% of such Additional Term Lender’s Existing Term Loans prepaid on the Second Refinancing Amendment Effective Date and (ii) to purchase Second Refinancing Term Loans by assignment from Second Refinancing Term Lenders identified by the Lead Arranger, on or after the Second Refinancing Amendment Effective Date, in the amount of such Additional Term Lender’s Second Refinancing Term Commitment and (C) that on the Second Refinancing Amendment Effective Date it is subject to, and bound by, the terms and conditions of the Amended Credit Agreement and other Loan Documents as a Lender thereunder.

Name of Institution:

Executing as an Additional Term Lender:

By:
Name:
Title:

For any institution requiring a second signature line:

By:
Name:
Title:

[Second Refinancing Amendment – Lender Addendum (Additional Term Lender)]

Exhibit C

SCHEDULE 2.01 TO THE CREDIT AGREEMENT

[Attached.]

Schedule 2.01

Lender	Initial Term Commitment
Voya	$65,710,409.88
Eaton Vance	$60,859,645.85
Ares	$4,643,222.74
Franklin	$46,715,131.86
Invesco	$61,391,693.34
Loomis Sayles	$24,521,738.10
Barings	$11,101,019.40
CVC	$19,884,568.30
Guggenheim	$19,846,938.69
GSO / Blackstone	$35,015,391.05
Octagon	$5,288,914.51
GS	$16,856,790.68
THL	$22,468,914.48
LCM	$13,549,648.96
CSAM	$28,159,516.25
Raymond James	$17,741,734.70
H/2 Capital Partners	$11,150,523.91
American Money	$11,982,912.36
Citibank	$9,539,252.98
Newmark	$9,488,177.57
Newstar	$7,819,693.87
Tall Tree	$8,368,100.44
Citizens Bank	$7,087,177.46

Pioneer	$6,874,389.65
BNP	$6,022,187.96
Goldentree	$4,961,734.69
MJX	$7,185,810.26
JMP Credit	$2,423,610.05
H.I.G. Whitehorse	$3,083,928.57
Sound Harbor	$1,945,000.00
PPM America	$1,590,299.57
Five Arrows	$1,783,954.08
Macquarie	$496,173.46
Sankaty Advisors	$25,000,000.00
Oppenheimer Funds	$25,000,000.00
Prudential Investment Mgmt	$15,000,000.00
Angelo Gordon and Co.	$15,000,000.00
Golub Capital	$5,000,000.00
Silvermine Capital Management	$3,000,000.00
Mid Ocean Partners	$5,000,000.00
CBAM Business Services, LLC	$6,000,000.00
Triumph Savings Bank, SSB	$5,000,000.00
CKC Credit Opportunity Fund LP	$1,000,000.00
Marble Point Credit Mangement/LLC	$3,000,000.00
Commerz Markets LLC	$2,000,000.00
Steele Creek CLO 2014-1, Ltd.	$3,000,000.00
Assurant Inc.	$3,000,000.00
Harch Capital Management Inc	$1,403,527.68
Princeton Advisory Group	$1,000,000.00

TOTAL	$688,461,733.35

Exhibit D

EXHIBIT C TO THE CREDIT AGREEMENT

[Attached.]

EXHIBIT C

to the Credit Agreement

FORM OF COMPLIANCE CERTIFICATE

[            ], 20

Reference is made to that certain Credit Agreement, dated as of May 8, 2014 (as amended, extended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), by and among, MACOM Technology Solutions Holdings, Inc. (f/k/a M/A-COM Technology Solutions Holdings, Inc.), as the Borrower, Goldman Sachs Bank USA, as Administrative Agent, Collateral Agent, Swing Line Lender and an L/C Issuer, each lender from time to time party thereto and the other agents and parties party thereto. Capitalized terms used herein have the meanings attributed thereto in the Credit Agreement unless otherwise defined herein. Pursuant to Section 6.02(a) of the Credit Agreement, the undersigned, solely in his/her capacity as a [                    ]1 of the Borrower, certifies as follows:

1.    [Attached hereto as Exhibit A is a consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended [            ], 20 [    ], and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, together with related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by an opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which opinion has been prepared in accordance with generally accepted auditing standards and is not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than as may be required as a result of (x) a prospective default or event of default with respect to any financial covenant (including the financial covenant set forth in Section 7.11 of the Credit Agreement), (y) in the case of Term Lenders, an actual Default with respect to the financial covenant set forth in Section 7.11 of the Credit Agreement or (z) the impending maturity of the Loans). Also attached hereto as Exhibit A is an internally prepared management summary of pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.]2,3 [Attached

[1]	To be a Responsible Officer of the Borrower.
[2]	To be included if accompanying annual financial statements only.
[3]

To the extent the financial information attached as Exhibit A relates to a Permitted Parent, such information shall be accompanied by an internally prepared management summary of consolidating information that explains in reasonable detail the differences between the information relating to such parent and its Subsidiaries on a consolidated basis, on the one hand, and the information relating to the Borrower and the Subsidiaries on a consolidated basis, on the other hand.

hereto as Exhibit A is a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of the fiscal quarter ended [                    ], and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year (in the case of consolidated statements of income or operations) and the corresponding portion of the previous fiscal year, all in reasonable detail (collectively, the “Financial Statements”). Such Financial Statements fairly present in all material respects the financial position, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes. Also attached hereto as Exhibit A is an internally prepared management summary of pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.]4,5

2.    [To my knowledge, except as otherwise disclosed to the Administrative Agent pursuant to the Credit Agreement, no Default has occurred and is continuing.] [If unable to provide the foregoing certification, attach an Annex A specifying the details of the Default that has occurred and is continuing and any action taken or proposed to be taken with respect thereto.]

3.    [Attached hereto as Schedule 1 are reasonably detailed calculations setting forth Excess Cash Flow for the most recently ended fiscal year, which calculations are true and accurate on and as of the date of this Certificate.]6

4.    [Attached hereto as Schedule 2 are reasonably detailed calculations, which calculations are true and accurate on and as of the date of this Certificate, of the Net Cash Proceeds received during the fiscal year ended [September] [October] [            ], 20[    ] by or on behalf of the Borrower or any of its Restricted Subsidiaries in respect of any Disposition subject to prepayment pursuant to Section 2.05(b)(ii)(A) of the Credit Agreement and the portion of such Net Cash Proceeds that has been invested or is intended to be reinvested in accordance with Section 2.05(b)(ii)(B) of the Credit Agreement.]7

5.    Attached hereto as Schedule 3 are reasonably detailed calculations setting forth the Total Net Leverage Ratio for the most recent Test Period, which calculations are true and accurate on and as of the date of this Certificate, to be used to determine the Applicable Rate and compliance with the covenant set forth in Section 7.11 of the Credit Agreement.

[4]	To be included if accompanying quarterly financial statements only.
[5]	To the extent the financial information attached as Exhibit A relates to a parent of the Borrower, such information shall be accompanied by an internally prepared management summary of consolidating information that explains in reasonable detail the differences between the information relating to such parent and its Subsidiaries on a consolidated basis, on the one hand, and the information relating to the Borrower and the Subsidiaries on a consolidated basis, on the other hand.
[6]	To be included only in annual Compliance Certificate beginning with the annual compliance certificate for fiscal year ending October 2, 2015.
[7]	To be included only in annual Compliance Certificate.

6.    [Attached hereto as Schedule 4 is an update of the information required pursuant to Section 3.03(c) of the Security Agreement][There has been no change in respect of the information required pursuant to Section 3.03(c) of the Security Agreement since [the Closing Date][the date of the last annual Compliance Certificate.]]8

7.    [Attached hereto as Annex B is a list of each Subsidiary of the Borrower that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary and/or an Immaterial Subsidiary] [There has been no change to the list of Subsidiaries of the Borrower or to any such Subsidiary’s designation as a Restricted Subsidiary, Unrestricted Subsidiary and/or Immaterial Subsidiary since [the Closing Date][the date of the last annual Compliance Certificate.]]]9

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[8]	To be included only in annual Compliance Certificate.
[9]	To be included only in annual Compliance Certificate.

IN WITNESS WHEREOF, the undersigned, solely in his/her capacity as a [                    ] of the Borrower, and not in his or her personal or individual capacity and without personal liability, has executed this certificate for and on behalf of the Borrower, and has caused this certificate to be delivered as of the date first set forth above.

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

By:
Name:
Title:

SCHEDULE 1

TO COMPLIANCE CERTIFICATE

Excess Cash Flow

(a)	the sum, without duplication, of:

	(i)	Consolidated Net Income of the Borrower for such period

	(ii)	an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income, but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period	$

	(iii)	decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions or Dispositions by the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting)	$

	(iv)	an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income	$

	(v)	the amount deducted as tax expense in determining Consolidated Net Income to the extent in excess of cash taxes paid or payable in respect of such periods	$

	(vi)	cash receipts in respect of Swap Contracts during such fiscal year to the extent not otherwise included in such Consolidated Net Income	$

(b)	over, the sum, without duplication; of:

	(i)	an amount equal to the amount of all non-cash gains or credits included in arriving at such Consolidated Net Income (but excluding any non-cash gains or credit to the extent representing the reversal of an accrual or reserve described in clause (a)(ii) above) and cash charges, losses or expenses excluded by virtue of clauses (a) through (q) of the definition of Consolidated Net Income in the Credit Agreement	$

(ii)	without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures, Capitalized Software Expenditures or acquisitions of intellectual property accrued or made in cash during such period by the Borrower or the Restricted Subsidiaries to the extent financed with Internally Generated Cash	$

(iii)	the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases, (B) the amount of any repayment of Loans pursuant to Section 2.07 of the Credit Agreement, and (C) the amount of any mandatory prepayment of Loans pursuant to Section 2.05(b)(ii) of the Credit Agreement to the extent required due to a Disposition or Casualty Event that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase, but excluding (W) all other prepayments of Term Loans (other than those specified in preceding clauses (B) and (C)) and all voluntary prepayments of Refinancing Equivalent Debt and Incremental Equivalent Debt, (X) all prepayments of Revolving Credit Loans and Swing Line Loans, (Y) all prepayments in respect of any other revolving credit facility and (Z) payments of Indebtedness constituting Indebtedness expressly subordinated to the Obligations, except in each case to the extent permitted to be paid pursuant to Section 7.13(a) of the Credit Agreement) made during such period, in each case to the extent financed with Internally Generated Cash	$

(iv)	an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income	$

(v)	increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions or Dispositions by the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting)	$

(vi)	cash payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income	$

(vii)	without duplication of amounts deducted pursuant to clauses (viii) and (xi) below in prior fiscal years, the amount of Investments made pursuant to Sections 7.02(b), (f), (i), (j), (m), (n), (s), (u) (other than Investments in Restricted Subsidiaries), (v) (other than Investments in Restricted Subsidiaries), (bb) (other than Investments in Restricted Subsidiaries), (dd), (ff) and (gg) of the Credit Agreement, and the amount of acquisitions made during such period to the extent that such Investments and acquisitions were financed with Internally Generated Cash and, to the extent applicable, not made in reliance on clause (b) of the definition of “Available Amount”	$

(viii)	the amount of Restricted Payments paid during such period pursuant to Sections 7.06(c), (f), (g), (h), (i), (k), (l), (o), (p) and (q) of the Credit Agreement in each case to the extent such Restricted Payments were financed with Internally Generated Cash and, to the extent applicable, not made in reliance on clause (b) of the definition of “Available Amount”	$

(ix)	the aggregate amount of expenditures, fees and expenses actually made or paid by the Borrower and the Restricted Subsidiaries with Internally Generated Cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed (or exceed the amount that is expensed) during such period or are not deducted in calculating Consolidated Net Income	$

(x)	the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are made in connection with any prepayment of Indebtedness not prohibited under the Credit Agreement to the extent such prepayments are not expensed during such period or are not deducted in calculating Consolidated Net Income and such payments reduced Excess Cash Flow pursuant to clause (b)(iii) above or reduced the mandatory prepayment required by Section 2.05(b)(i) of the Credit Agreement	$

(xi)	without duplication of amounts deducted from Excess Cash Flow in prior periods, at the option of the Borrower, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period or otherwise budgeted to be paid in cash, in either case, relating to tax expenses, interest payments, Investments, Restricted Payments, Permitted Acquisitions, Capital Expenditures, Capitalized Software Expenditures or acquisitions of intellectual property expected to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that, to the extent the aggregate amount of cash actually utilized to finance such tax expenses, interest payments, Investments, Restricted Payments, Permitted Acquisitions, Capital Expenditures, Capitalized Software Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration or amount otherwise budgeted for, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters	$

(xii)	the amount of cash taxes paid or tax reserves set aside or payable (without duplication) in such period, to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period	$

(xiii)	cash expenditures in respect of Swap Contracts during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income.	$

Excess Cash Flow (the sum of clauses (a)(i) through (a)(vi) over the sum of clauses (b)(i) through (b)(xiii))		$

SCHEDULE 2

TO COMPLIANCE CERTIFICATE

Net Cash Proceeds:

with respect to the Disposition of any asset by the Borrower or any of the Restricted Subsidiaries or any Casualty Event, the excess, if any, of:

(i)	the sum of:

	(A)	cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash and Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Borrower or any of the Restricted Subsidiaries)	$

(ii)	over the sum of:

	(A)	the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and required to be repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents and Refinancing Equivalent Debt)	$

	(B)	the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event and restoration costs following a Casualty Event	$

	(C)	taxes (including Restricted Payments in respect thereof pursuant to Section 7.06 of the Credit Agreement) paid or reasonably estimated to be payable in connection therewith (including taxes imposed on the distribution or repatriation of any such Net Cash Proceeds)	$

	(D)	in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro-rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (ii)(D)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Restricted Subsidiary as a result thereof	$

(E)	any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (ii)(E)	$

Net Cash Proceeds (clause (i)(A) over the sum of clauses (ii)(A) through (E))[10]		$

Portion of Net Cash Proceeds that has been invested or is intended to be reinvested in accordance with Section 2.05(b)(ii)(B) of the Credit Agreement		$

[10]	No net cash proceeds calculated in accordance with the above realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $5,000,000 and no such net cash proceeds shall constitute Net Cash Proceeds in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $10,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds).

SCHEDULE 3

TO COMPLIANCE CERTIFICATE

Total Net Leverage Ratio:11

(i)	Consolidated Net Debt:

(a)

Consolidated Total Debt of the Borrower and the Restricted Subsidiaries:

Consolidated Total Debt means, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of recapitalization accounting or purchase accounting in connection with any Permitted Acquisition or any other Investment permitted hereunder, acquisitions completed prior to the Closing Date or for any other purpose), consisting of Indebtedness for borrowed money, Capitalized Lease Obligations or obligations in respect of other purchase money indebtedness, unreimbursed obligations in respect of drawn letters of credit (subject to the proviso below) and debt obligations evidenced by promissory notes or similar instruments; provided that Consolidated Total Debt shall not include Indebtedness in respect of (i) unreimbursed obligations in respect of drawn letters of credit until two (2) Business Days after such amount is drawn (it being understood that any borrowing, whether automatic or otherwise, to fund such reimbursement shall be counted) and (ii) obligations under Swap Contracts

$

	(b) Minus the aggregate amount of cash and Cash Equivalents of the Borrower and the Restricted Subsidiaries as of such date that is not Restricted	$

	Consolidated Net Debt	$

[11]	For the purposes of Section 7.11 of the Credit Agreement, Total Net Leverage Ratio is only tested when the Outstanding Amount of any Revolving Credit Loans and L/C Obligations (other than with respect to (x) undrawn Letters of Credit in an amount not in excess of $5,000,000 and (y) Letters of Credit outstanding that have been Cash Collateralized in an amount not less than 103% of the stated amount in accordance with the requirements of Section 2.03(g) of the Credit Agreement) exceeds 25% of the aggregate Revolving Credit Commitments as of the last day of any Test Period.

(ii)	Consolidated EBITDA:

	(a)	Consolidated Net Income for such period:

		(i)	the aggregate of the Net Income of the Borrower and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP, (x) excluding, without duplication:		$

			(A)	any net after-tax extraordinary, non-recurring or unusual gains or losses, charges or expenses	$

			(B)	the cumulative effect of a change in accounting principles during such period, whether effected through a cumulative effect adjustment or a retroactive application, in each case in accordance with GAAP	$

			(C)	effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the property and equipment, software, goodwill, intangible assets, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition or the amortization or write-off of any amounts thereof (including any write-off of in process research and development), net of taxes	$

			(D)	any net after-tax income (loss) from disposed, abandoned, transferred, closed or discontinued operations (excluding held for sale discontinued operations actually disposed of) and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations	$

			(E)	any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or the sale or other disposition of any Equity Interests of any Person other than in the ordinary course of business, as determined in good faith by the Borrower	$

(F)	the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting; provided that the Borrower’s or any Restricted Subsidiary’s equity in the Net Income of such Person or Unrestricted Subsidiary shall be included in the Consolidated Net Income of the Borrower or such Restricted Subsidiary up to the aggregate amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Person or Unrestricted Subsidiary to the Borrower or a Restricted Subsidiary in respect of such period (subject in the case of dividends, distributions or other payments made to a Restricted Subsidiary to the limitations contained in clause (G) below)	$

(G)	solely for the purpose of determining the Available Amount for application pursuant to Section 7.02(j), Section 7.06(c) and Section 7.13(a)(v) of the Credit Agreement, the Net Income for such period of any Restricted Subsidiary (other than the Borrower or any Guarantor) to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its equity holders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Borrower or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein	$

(H)	(i) any net unrealized gain or loss (after any offset) resulting in such period from obligations in respect of Swap Contracts and the application of Accounting Standards Codification 815 (Derivatives and Hedging) or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Swap Contracts, (ii) any net gain or loss resulting in such period from currency translation gains or losses related to currency re-measurements of Indebtedness (including the net loss or gain (A) resulting from Swap Contracts for currency exchange risk and (B) resulting from intercompany Indebtedness) and all other foreign currency translation gains or losses, and (iii) any net after-tax income (loss) for such period attributable to the early extinguishment or conversion of (A) Indebtedness, (B) obligations under any Swap Contracts or (C) other derivative instruments and all deferred financing costs written off or amortized and premiums paid or other expenses incurred directly in connection therewith	$

(I)	any goodwill or impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case pursuant to GAAP, the amortization of intangibles arising pursuant to GAAP and the amortization of Capitalized Software Expenditures	$

(J)	any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment or Permitted Acquisition, acquisitions completed prior to the Closing Date or any sale, conveyance, transfer or other disposition of assets, in each case, permitted under the Credit Agreement or that are consummated prior to the Closing Date, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days)	$

(K)	to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists that such amount will in fact be reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption	$

(L)	any non-cash (for such period and all other periods) compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs	$

(M)	any income (loss) attributable to deferred compensation plans or trusts and any non-cash deemed finance charges in respect of any pension liabilities or other provisions or on the revaluation of any benefit plan obligation	$

	(N)	the amount of any expense to the extent a corresponding amount is received in cash by the Borrower and the Restricted Subsidiaries from a Person other than the Borrower or any Restricted Subsidiaries; provided such amount received has not been included in determining Consolidated Net Income (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods)	$

	(O)	any adjustments resulting from the application of Accounting Standards Codification Topic No. 460 (Guarantees), or any comparable regulation	$

	(P)	earn-out and contingent consideration obligations (including adjustments thereof and purchase price adjustments) incurred in connection with any Permitted Acquisition or other Investment permitted under the Credit Agreement and any acquisitions completed prior to the Closing Date	$

	and (y) including, to the extent not already included in Consolidated Net Income and to the extent the related loss was deducted in the determination of Net Income, proceeds from any business interruption insurance.		$

(b)	plus (without duplication, and as determined in accordance with GAAP to the extent applicable):

(i)	(A) provision for taxes based on income or profits or capital, plus state, provincial, franchise, property or similar taxes and foreign withholding taxes and foreign unreimbursed value added taxes, of such Person for such period (including, in each case, penalties and interest related to such taxes or arising from tax examinations) deducted in computing Consolidated Net Income and (B) amounts paid to a Permitted Parent in respect of taxes in accordance with Section 7.06(g) of the Credit Agreement, solely to the extent such amounts were deducted in computing Consolidated Net Income,		$

(ii)	(A) total interest expense of such Person and, to the extent not reflected in $ such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, and (B) bank fees and costs owed with respect to letters of credit, bankers acceptances and surety bonds, in each case under this clause (B), in connection with financing activities and, in each case under clauses (A) and (B), to the extent the same were deducted in computing Consolidated Net Income,	$

(iii)	Consolidated Depreciation and Amortization Expense for such period to the extent such depreciation and amortization expenses were deducted in computing Consolidated Net Income,	$

(iv)	any (A) Transaction Expenses and (B) fees, costs, expenses or charges incurred (I) in connection with (x) any issuance or offering of Equity Interests, Investment, acquisition (including any one-time costs incurred in connection with any Permitted Acquisition or any other Investment permitted under the Credit Agreement after the Closing Date), Disposition, recapitalization or the issuance, incurrence, redemption or repayment of Indebtedness (including, with respect to Indebtedness, a refinancing thereof), (y) any amendment, waiver, consent or modification to any documentation governing the terms of any transaction described in the immediately preceding subclause (x) or (z) any amendment, waiver, consent or modification to any Loan Document, in each case under subclauses (x), (y) and (z), whether or not such transaction or amendment, waiver, consent or modification is successful, and solely to the extent such transaction or amendment, waiver, consent or modification is permitted to be incurred, made or entered into in accordance with the Credit Agreement or (II) to the extent reimbursable by third parties, pursuant to indemnification provisions, in each case, deducted in computing Consolidated Net Income,	$

(v)	any charges, losses or expenses related to signing, retention, relocation, recruiting or completion bonuses or recruiting costs, severance costs, transition costs, curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), pre-opening, opening, closing and consolidation costs and expenses with respect to any facilities, facility start-up costs, costs and expenses relating to implementation of operational and reporting systems and technology initiatives, costs and expenses relating to any registration statement, or registered exchange offer in respect of any Indebtedness permitted under the Credit Agreement, costs incurred in connection with product and intellectual property development and new systems design, project start-up costs, integration and systems establishment costs, costs of strategic initiatives, business optimization expenses or costs (including costs and expenses relating to intellectual property restructurings) and cash restructuring charges or reserves,	$

(vi)	stock warrant and stock related liabilities recorded in accordance with GAAP, solely to the extent such amounts were deducted in computing Consolidated Net Income,	$

(vii)	any other non-cash charges, expenses, losses or items, including any write offs or write downs, reducing such Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (1) the Borrower may determine not to add back such non-cash charge in the current period and (2) to the extent the Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period),	$

(viii)	the amount of any minority interest expense or non-controlling interest consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary deducted in calculating Consolidated Net Income,	$

(ix)	the amount of customary fees, reasonable out-of-pocket costs, indemnities and expenses paid or accrued in such period to any Permitted Holder or any of their Affiliates to the extent required under the Summit Sale Documents and deducted in such period in computing Consolidated Net Income,	$

(x)	the amount of “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies related to any acquisition consummated after the Borrower’s fiscal year ended September 27, 2013 and prior to the Closing Date (without duplication of any amounts added back pursuant to Section 1.08(c) of the Credit Agreement in connection with a Specified Transaction) projected by the Borrower in good faith to result from actions taken, committed to be taken or expected to be taken no later than twenty-four (24) months after the date such acquisition was consummated (which “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies shall be calculated on a pro forma basis as though such “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies had been realized on the first day of the period for which Consolidated EBITDA is being determined), net of the amount of actual benefits realized during such period from such actions; provided that such “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies are reasonably identifiable and factually supportable (in the good faith determination of the Borrower),	$

(xi)	the amount of “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies related to any Specified Transaction, restructurings, cost savings initiatives and other initiatives after the Closing Date (without duplication of any amounts added back pursuant to Section 1.08(c) of the Credit Agreement in connection with a Specified Transaction) and projected by the Borrower in good faith to result from actions taken, committed to be taken or expected to be taken no later than twenty-four (24) months after the end of such period (which “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies shall be calculated on a pro forma basis as though such “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies had been realized on the first day of the period for which Consolidated EBITDA is being determined), net of the amount of actual benefits realized during such period from such actions; provided that such “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies are reasonably identifiable and factually supportable (in the good faith determination of the Borrower),	$

(xii)	any costs or expenses incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of issuance of Equity Interests of the Borrower (other than Disqualified Equity Interests), in each case, solely to the extent that such cash proceeds are excluded from the calculation of the Available Amount,	$

(xiii)	Specified Legal Expenses,

(xiv)	accruals and reserves that are established or adjusted (x) within 12 months after the Closing Date and that are so required to be established or adjusted in accordance with GAAP or (y) after the closing of any acquisition that are so required as a result of such acquisition in accordance with GAAP, or changes as a result of the adoption or modification of accounting polices, whether effected through a cumulative effect adjustment, restatement or a retroactive application,	$

	minus (without duplication, and as determined in accordance with GAAP to the extent applicable) any non-cash gains increasing Consolidated Net Income for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating Consolidated EBITDA in accordance with this clause (b))	$

	Consolidated EBITDA	$

	Consolidated Net Debt to Consolidated EBITDA	[ ]:1.00

	Covenant Requirement	No more than 4.50:1.00

C-21